ride the light [GRAPHIC OMITTED]                                            NEWS

Qwest


    QWEST COMMUNICATIONS UPDATES STATUS OF ANALYSIS OF OPTICAL CAPACITY ASSET
                 TRANSACTION ACCOUNTING POLICIES AND PROCEDURES

         COMPANY ANNOUNCES RESTATEMENT OF APPROXIMATELY $950 MILLION IN
                REVENUE FROM OPTICAL CAPACITY ASSET TRANSACTIONS

DENVER, SEPTEMBER 22, 2002 -- Qwest Communications International Inc. (NYSE: Q) today announced further restatement of its 2000 and 2001 financial statements as a result of its ongoing analysis of the complex accounting policies and practices relating to revenue recognition and accounting treatment for exchanges and sales of optical capacity assets (IRUs). In restating its 2000 and 2001 financial statements with respect to these matters to be in conformance with generally accepted accounting principles, the company will reverse $950 million in revenues and related costs related to exchanges of optical capacity assets previously recognized. Some of the transactions included in this restatement were the subject of the company's July 28, 2002, announcement of determinations reached as of that date.

The company historically accounted for contemporaneous exchanges of optical capacity assets based on accounting policies approved by its previous auditor Arthur Andersen LLP. After analyzing its prior policies and practices, including the underlying accounting records, and in consultation with its new auditors, KPMG LLP, the company has concluded its policies and practices do not support the accounting treatment to allow for recognition of revenue from these exchange transactions. In conducting its analysis, the company considered discussions it had in late July 2002 with the staff of the Office of the Chief Accountant of the Securities and Exchange Commission.

The company also historically accounted for its sales of optical capacity assets for cash to third parties based on accounting policies approved by Arthur Andersen. Qwest has preliminarily concluded in consultation with KPMG that its accounting practices intended to follow these policies do not support the historical accounting treatment with respect to these optical capacity asset sales. The accounting for each of these transactions is being reviewed to assess whether and to what extent a restatement is required. Consequently, in connection with the company's restatement of its financial statements for 2000 and 2001 the approximately $531 million in revenue previously recognized from these sales of optical capacity assets for cash may require adjustment; however, the magnitude of the adjustments and the periods affected have not yet been determined.

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This announcement relates to optical capacity asset transactions recorded in periods following the merger of Qwest and U S WEST, Inc. on June 30, 2000. Approximately $1.48 billion in total revenue was recognized in these periods from all IRU transactions and is made up of the $950 million from exchanges of optical capacity assets and the $531 million from sales of optical capacity assets for cash.

Out of the $1.48 billion in total revenue, $1.016 billion and $464 million were recognized in 2001 and 2000, respectively. These represented 5.2% and 2.8 % of total reported revenue in 2001 and 2000, respectively. The company recognized $490 million and $231 million of gross margin from optical capacity asset transactions in 2001 and 2000, respectively, which represented 6.7 % and 3.3 % of total reported adjusted EBITDA in 2001 and 2000, respectively. Of the total amounts recognized from all optical capacity asset transactions in each year, the company has concluded that $685 million and $265 million in revenues from exchanges of optical capacity assets will be reversed in 2001 and 2000, respectively, and $331 million and $200 million in sales of optical capacity assets for cash in those respective periods are subject to review to determine whether adjustment is required. The amounts for 2000 represent only those transactions entered into after the merger and the percentages are based upon the full year results as reported in the company's annual report on Form 10-K. The company has previously disclosed that it does not anticipate any sales of optical capacity assets in 2002 that would be impacted by the announcement today.

The restatement and possible adjustment of revenues described in this announcement do not include revenues reported by Qwest with respect to optical capacity asset transactions before the merger. Qwest generally applied these same accounting policies and practices with respect to these IRU transactions. The total revenue recognized in optical capacity asset transactions in 1999 and 2000 prior to the merger is approximately $1.32 billion. The revenue recognized from pre-merger optical capacity asset transactions are not reflected in the company's financial statements since U S WEST was deemed the accounting acquirer in the merger.

The restatement announced today includes some of the optical capacity asset transactions reflected in the $1.16 billion of revenues from similar transactions in 1999, 2000 and 2001 covered in the company's July 28 announcement. Out of that amount, the company announced that $591 million in post-merger revenues was the subject of restatement by the company as of that date. This announcement includes an additional $894 million in post-merger revenues subject to restatement from additional transactions not covered in the previous announcement.

The company is continuing to analyze, in consultation with KPMG, its accounting policies and practices with respect to the transactions in which optical capacity assets were sold for cash and the company recognized revenue post-merger to determine the magnitude of adjustments that may be required. In addition, Qwest is continuing to analyze certain accounting policies and procedures with respect to other transactions, and KPMG has been engaged to re-audit certain historical financial statements. Although the company cannot yet disclose the magnitude of the anticipated restatement, the company considers the announcements today to represent a significant development in its ongoing

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assessment of its accounting policies and their application. The company cannot state with certainty when a restatement will be completed.

The company is continuing to evaluate the recoverability of the long-lived assets of its traditional telephone network and global fiber optic broadband network, along with related assets, including inventory. Once this evaluation has been completed, the company expects to record charges in the third quarter of 2002 to write-down these assets. These write-downs will reduce operating income in the third quarter of 2002 and will result in a reduction of future depreciation expense.

As previously disclosed, the company remains under investigation, including with respect to the matters that are the subject of this announcement, by the SEC and the Department of Justice. Qwest continues to cooperate with these investigations, but it cannot predict how the restatements announced today may impact their outcome. Although the company has not had discussions with the staff of the SEC about resolution of the investigation, Qwest is optimistic that today's announcement represents a first step toward a possible resolution.

As a result of the announcements by Qwest regarding its expected restatement, the company cautions that its historical financial statements in 2000, 2001 and the first three months of 2002 should not be relied on.

DEFINITION: For purposes of this release, "adjusted EBITDA" refers to adjusted earnings before interest, taxes, depreciation and amortization and does not include non-recurring and non-operating items, which for the relevant periods includes restructuring changes, merger-related and other charges, asset write-offs and impairments, gains/losses on the sale of investments and fixed assets, gains/losses on sales of rural exchanges, and changes in the market values of investments. The company uses adjusted EBITDA as a measure of its operating performance. The company believes that adjusted EBITDA is important to investors in the company's debt and equity securities and to analysts that cover these securities because it is one measure of the income generated that is available to service debt. Adjusted EBITDA does not represent cash flow for the periods presented and should not be considered as an alternative to cash flows as a source of liquidity. Moreover, the items excluded from the calculation of adjusted EBITDA are significant components in understanding and assessing the company's financial performance. The company's definition of adjusted EBITDA is not necessarily comparable with EBITDA (earnings before interests, taxes, depreciation and amortization) or adjusted EBITDA as used by other companies or with similar concepts used in the company's debt instruments. Adjusted EBITDA is reported as a complement to the financial results in accordance with generally accepted accounting principles and is presented to provide investors additional information concerning the company's operations.

ABOUT QWEST
Qwest Communications International Inc. (NYSE: Q) is a leading provider of voice, video and data services to more than 25 million customers. The company's 55,000 employees are committed to the "spirit of service" and providing world-class services that exceed customers' expectations for quality, value and reliability. For more information, please visit the Qwest Web site at www.qwest.com.

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This release may contain projections and other forward-looking statements that involve assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission (the "SEC"), specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; the effects of our anticipated restatement of historical financial statements including delays in or restrictions on our ability to access the capital markets or other adverse effects to our business and financial position; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current inquiries into Qwest's accounting policies, practices and procedures; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of our chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; and changes in the outcome of future events from the assumed outcome included by Qwest in its significant accounting policies. The information contained in this release is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.


      Contacts:   MEDIA CONTACT:                INVESTOR CONTACT:
                  --------------                -----------------
                  Tyler Gronbach                Stephanie Comfort
                  303-992-2155                  800-567-7296
                  tyler.gronbach@qwest.com      IR@qwest.com



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